EXHIBIT 99.1

Johnson Outdoors Announces Fiscal 2009 First Quarter Results

RACINE, Wis., Jan. 30, 2009 (GLOBE NEWSWIRE) -- Johnson Outdoors Inc. (Nasdaq:JOUT), a leading global outdoor recreation company, today announced net sales of $69.8 million for the first quarter ended January 2, 2009, an 8.2 percent decline compared to net sales of $76.0 million for the prior year quarter. Unfavorable currency translation had a negative 3.1 percent impact on revenues during the quarter. Loss from continuing operations of $6.9 million, or ($0.76) per diluted share for the first quarter of 2009, compared unfavorably to a loss from continuing operations of $3.6 million, or ($0.40) in the prior year quarter.

"Disappointing 2008 holiday retail sales, and declines in consumer spending and consumer confidence levels have made retailers even more focused on keeping their inventories down. This has resulted in an adjustment in the timing of customer orders, which we believe will coincide more closely to consumer purchase patterns of our warm-weather seasonal goods. We have taken immediate steps to minimize impact on operations and cash flow, and to ensure our cost structure reflects the rapidly evolving economic climate in which we are doing business," said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

COST REDUCTION UPDATE

On December 4, 2008, the Company announced comprehensive cost-reduction plans which included an aggressive $20 million cost savings target, lower capital spending and significant reduction in peak working capital. At the end of the first quarter:

 * Cost savings efforts were progressing on-track and in-line with expectations.
 * Inventory levels were 18 percent below prior year.
 * Capital spending was down 18 percent year-over-year.

FIRST QUARTER RESULTS

Historically, first quarter results are not indicative of the year's overall performance due to the warm-weather seasonality of the Company's business. Quarterly sales are typically at their lowest levels during the first fiscal quarter when the Company is ramping up for the primary selling period of its outdoor recreation products which occurs during the second and third fiscal quarters. Deteriorating economic conditions in key markets resulted in lower sales across three of the Company's four business units during the first quarter:

 * Marine Electronics revenues were 3.9 percent below last year primarily due to continued declines in the marine market.
 * Watercraft sales fell 18 percent below the prior year primarily due to softening paddlesports markets and a 5 percent impact from unfavorable currency translation.
 * Diving revenues were down 28 percent due largely to slowing economies in key international markets and the impact of
   unfavorable currency translation which comprised 5 percent of the revenue decline.
 * Outdoor Gear sales jumped 41 percent ahead of last year driven by double-digit growth in all categories.

Total Company operating loss during the seasonally slow first fiscal quarter was $5.2 million compared to an operating loss of $4.6 million in the prior year quarter. Key drivers behind the unfavorable comparison were:

 * Deteriorating economic conditions in domestic and international markets.
 * Lower sales in Marine Electronics, Watercraft and Diving units.
 * A decline in gross profit margin to 36 percent from 38.6 percent in the prior year due to lower volumes and an unfavorable mix of products.
 * These factors were partially offset by a 10.5 percent reduction in operating expenses driven by aggressive cost-savings initiatives.

The Company reported a net loss of $6.9 million, or ($0.76) per diluted share, during the first fiscal quarter, compared to a net loss of $4.7 million, or ($0.52) per diluted share, in the same quarter last year.

On January 2, 2009, the Company announced completion of an amendment to its existing debt agreements. Among other items, the amendment provides for greater flexibility with respect to financial metric covenants through the end of the Company's 2009 fiscal year. Borrowings under the revised facility are now subject to the value of a borrowing base consisting of certain receivables and the Company's inventory.

"The on-going success of an enterprise is predicated on its ability to meet the goals and needs of the business and organization today without compromising its ability to do so in the future. Undoubtedly, the current economic environment presents a significant challenge to every company. Ours is no exception. We are acting quickly and prudently to help ensure we weather the economic storm, and emerge stronger and better positioned for growth and profitability when our markets rebound. Amending our credit agreements and our ongoing cost reduction plans were necessary milestones which will help ensure the long-term strength of the Company," said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

OTHER FINANCIAL INFORMATION

The Company's debt to total capitalization stood at 39 percent at the end of the first quarter versus 29 percent at December 28, 2007. At January 2, 2009, debt, net of cash, was $41.1 million compared to $44.8 million at the end of the prior year quarter. Depreciation and amortization was $2.4 million year-to-date, compared to $2.2 million during the prior year-to-date period. Capital spending totaled $2.0 million during the first fiscal quarter compared with $2.4 million in the 2008 first fiscal quarter.

"Strict controls enabled significant progress in managing working capital down this quarter, even as sales declined. Additional steps are being taken to further improve operating efficiency and enhance our ability to manage cash effectively throughout a prolonged economic downturn," said David W. Johnson, Vice President and Chief Financial Officer.

WEBCAST

The Company will host a conference call and audio web cast at 11:00 a.m. Eastern Time on Friday January 30, 2009. A live listen-only web cast of the conference call may be accessed at Johnson Outdoors' home page. A replay of the call will be available for 30 days on the Internet.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors' familiar brands include, among others: Old Town(r) canoes and kayaks; Ocean Kayak(tm) and Necky(r) kayaks; Lendal(r) paddles; Carlisle(r) and Extrasport(r) paddling accessories; Minn Kota(r) motors; Cannon(r) downriggers; Humminbird(r) fishfinders; Geonav(r)chartplotters; SCUBAPRO(r) UWATEC(r) and Seemann(r) dive equipment; Silva(r) compasses; Tech4O(r) digital instruments; and Eureka!(r) tents.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "may," "planned," "potential," "should," "will," "would" or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns; the Company's success in implementing its strategic plan, including its focus on innovation; actions of and disputes with companies that compete with the Company; the Company's success in managing inventory; the risk that the lenders may be unwilling to provide a waiver or amendment if the Company is in violation of its financial covenants and the cost to the Company of obtaining any waiver or amendment that the lenders would be willing to provide; risk of future write-downs of goodwill or other intangible assets; movements in foreign currencies or interest rates; the Company's success in restructuring of its Watercraft operations; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                        JOHNSON OUTDOORS INC.

 (thousands, except per share amounts)
 Operating Results                               THREE MONTHS ENDED
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                                              January 2,  December 28,
                                                   2009          2007
 ---------------------------------------------------------------------
 Net sales                                     $ 69,756      $ 75,967
 Cost of sales                                   44,650        46,678
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 Gross profit                                    25,106        29,289
 Operating expenses                              30,329        33,870
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 Operating loss                                  (5,223)       (4,581)
 Interest expense, net                            1,494           792
 Other expenses, net                              1,120            54
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 Loss before income taxes                        (7,837)       (5,427)
 Income tax benefit                                (896)       (1,803)
 ---------------------------------------------------------------------
 Net loss from continuing operations             (6,941)       (3,624)
 Net income (loss) from discontinued
  operations, net of tax of $0 and $626
  respectively                                       41        (1,066)
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 Net loss                                        (6,900)     $ (4,690)
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 Net loss basic and diluted per common share:
  Continuing operations                        $  (0.76)     $  (0.40)
  Discontinued operations                            --      $  (0.12)
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 Basic and diluted average common shares
  outstanding                                     9,123         9,071
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 Segment Results
 Net sales:
  Marine electronics                           $ 31,977      $ 33,263
  Outdoor equipment                              11,238         7,985
  Watercraft                                     11,047        13,454
  Diving                                         15,550        21,531
  Other/eliminations                                (56)         (266)
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 Total                                         $ 69,756      $ 75,967
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 Operating profit (loss):
  Marine electronics                           $   (969)     $    263
  Outdoor equipment                                 925          (382)
  Watercraft                                     (1,599)       (2,113)
  Diving                                         (1,197)          560
  Other/eliminations                             (2,383)       (2,909)
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 Total                                         $ (5,223)     $ (4,581)
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 Balance Sheet Information (End of Period)
 Cash and short-term investments               $ 32,410      $ 37,181
 Accounts receivable, net                        61,613        69,127
 Inventories, net                                87,696       106,850
 Net assets of discontinued operations               --           359
 Total current assets                           191,901       235,585
 Total assets                                   258,482       354,351
 Short-term debt                                 13,500        82,002
 Total current liabilities                       65,616       142,518
 Long-term debt                                  60,001             3
 Shareholders' equity                           113,320       196,942
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CONTACT:  Johnson Outdoors Inc.
          David Johnson, VP & Chief Financial Officer
            262-631-6600
          Cynthia Georgeson, VP - Worldwide Communication
            262-631-6600